                                                                     EXHIBIT 4.1


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                                 METRICOM, INC.
                             METRICOM FINANCE, INC.

                                     ISSUERS


                                 METRICOM, INC.

                                    GUARANTOR


                          FIRST SUPPLEMENTAL INDENTURE


                                   RELATING TO


                            13% SENIOR NOTES DUE 2010


                          DATED AS OF FEBRUARY 7, 2000


                          BANK ONE TRUST COMPANY, N.A.


                                     TRUSTEE

================================================================================

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE...............................................    2

         Section 1.01.     Relation to Indenture....................................................    2

         Section 1.02.     Definitions..............................................................    2

         Section 1.03.     Other Definitions........................................................   20

ARTICLE 2  THE SERIES OF NOTES......................................................................   21

         Section 2.01.     Title of the Securities..................................................   21

         Section 2.02.     Limitation on Aggregate Principal Amount and Additional Notes............   21

         Section 2.03.     Interest and Interest Rate; Maturity Date of Notes.......................   21

         Section 2.04.     Form.....................................................................   22

         Section 2.05.     Other Debt Securities....................................................   23

         Section 2.06.     Warrants.................................................................   23

ARTICLE 3  REDEMPTION AND PREPAYMENT................................................................   24

         Section 3.01.     Optional Redemption......................................................   24

         Section 3.02.     Repurchase at the Option of Holders......................................   25

ARTICLE 4  COVENANTS ...............................................................................   27

         Section 4.01.     Reports..................................................................   27

         Section 4.02.     Release of Obligations Following Holding Company Reorganization..........   28

         Section 4.03.     Limitation on Restricted Payments........................................   28

         Section 4.04.     Limitation on Incurrence of Indebtedness and Issuance of Preferred
                           Stock....................................................................   31

         Section 4.05.     Limitation on Liens......................................................   31

         Section 4.06.     Limitation on Dividend and Other Payment Restrictions Affecting
                           Restricted Subsidiaries..................................................   32

         Section 4.07.     Limitation on Sale of Assets.............................................   33

         Section 4.08.     Limitation on Transactions with Affiliates...............................   34

         Section 4.09.     Limitation on Sale and Leaseback Transactions............................   36

         Section 4.10.     Limitation on Issuance of Guarantees of Indebtedness by
                              Restricted Subsidiaries .............................................    36

         Section 4.11.     Limitation on Business Activities........................................   37

         Section 4.12.     Limitation on Issuance and Sale of Equity Interests of Restricted
                              Subsidiaries .........................................................   37

         Section 4.13.     Designation of Restricted and Unrestricted Subsidiaries..................   38

         Section 4.14.     Change of Control........................................................   39

ARTICLE 5  SUCCESSORS ..............................................................................   40

         Section 5.01.     Merger, Consolidation, or Sale of Assets.................................   40

         Section 5.02.     Successor Corporation Substituted........................................   41

         Section 5.03.     Additional Amounts.......................................................   41

ARTICLE 6  DEFAULTS AND REMEDIES....................................................................   43

         Section 6.01.     Events of Default........................................................   43

         Section 6.02.     Acceleration.............................................................   45

ARTICLE 7  INTEREST RESERVE.........................................................................   46

         Section 7.01.     Interest Reserve; Security...............................................   46

         Section 7.02.     Recording and Opinions...................................................   47

         Section 7.03.     Release of the Pledged Securities........................................   48

         Section 7.04.     Certificates of the Issuers..............................................   49

         Section 7.05.     Certificates of the Trustee..............................................   49

         Section 7.06.     Authorization of Actions to Be Taken by the Trustee Under the
                             Pledge Agreement ......................................................   49

         Section 7.07.     Trustee's Duties.........................................................   50

         Section 7.08.     Authorization of Receipt of Funds by the Trustee Under the
                             Pledge Agreement ......................................................   50

         Section 7.09.     Termination of Security Interest.........................................   51

         Section 7.10.     Cooperation of Trustee...................................................   51

         Section 7.11.     Collateral Agent.........................................................   51

ARTICLE 8  NOTE GUARANTEES..........................................................................   52

         Section 8.01.     Subsidiary Guarantees....................................................   52

         Section 8.02.     Additional Guarantees....................................................   54

         Section 8.03.     Limitation on Guarantor Liability........................................   54

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
         Section 8.04.     Legal Defeasance or Covenant Defeasance..................................   54

         Section 8.05.     Merger and Consolidation of Guarantors...................................   56

         Section 8.06.     Release..................................................................   56

ARTICLE 9  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE 10  MISCELLANEOUS...........................................................................   57

         Section 10.01.    Ratification of Indenture................................................   57

         Section 10.02.    Governing Law............................................................   57

         Section 10.03.    Counterpart Originals....................................................   57

                             CROSS-REFERENCE TABLE*

                               TRUST INDENTURE ACT

SECTION                                                                                    INDENTURE
-------                                                                                    ---------
310(a)(1)...................................................................................   7.10

(a)(2) .....................................................................................   7.10

(a)(3)......................................................................................   N.A.

(a)(4)......................................................................................   N.A.

(a)(5)......................................................................................   7.10

(i)(b)......................................................................................   7.10

(ii)(c).....................................................................................   N.A.

311(a)......................................................................................   7.11

(b).........................................................................................   7.11

(iii)(c)....................................................................................   N.A.

312(a)......................................................................................   2.06

(b).........................................................................................  10.03

(iv)(c).....................................................................................  10.03

313(a)......................................................................................   7.06

(b)(2)......................................................................................   7.07

(v)(c)......................................................................................   7.06;
                                                                                              10.02

(vi)(d).....................................................................................   7.06

314(a)......................................................................................   4.03;

                                                                                               4.04(a);

                                                                                               10.02

(c)(1)......................................................................................   10.04

(c)(2)......................................................................................   10.04

(c)(3)......................................................................................    N.A.

(vii)(e)....................................................................................   10.05

(f)NA315(a).................................................................................    7.01

(b).........................................................................................    7.05,
                                                                                               10.02

(A)(c)......................................................................................    7.01

(d).........................................................................................    7.01

(e).........................................................................................    6.11

316(a)(last sentence).......................................................................    2.10

(a)(1)(A)...................................................................................    6.05

(a)(1)(B)...................................................................................    6.04

(a)(2)......................................................................................    N.A.

(b).........................................................................................    6.07

(B)(c)......................................................................................    2.12

317(a)(1)...................................................................................    6.08

(a)(2)......................................................................................    6.09

(b).........................................................................................    2.05

318(a)......................................................................................   10.01

(b).........................................................................................    N.A.

(c).........................................................................................   10.01

N.A. means not applicable.

* This cross-reference Table is not part of the Indenture.

            FIRST SUPPLEMENTAL INDENTURE, dated as of February 7, 2000 (this "First Supplemental Indenture"), to that certain Senior Indenture dated as of December 29, 1999 (the "Indenture"), between Metricom, Inc., a Delaware corporation (the "Company"), Metricom Finance, Inc., a Delaware corporation ("Finance Sub," and together with the Company, the "Issuers" and each an "Issuer," provided, however, that subsequent to a Holding Company Reorganization, as defined below, such terms shall refer only to the holding company resulting from the consummation of such Holding Company Reorganization) and Bank One Trust Company, N.A., a national banking association, as trustee (the "Trustee").

            The Issuers and the Trustee have heretofore executed the Indenture, which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (Registration No. 333-91359), providing for the issuance from time to time of unsecured and unsubordinated debt securities of the Issuers.

            The Company, Bank One Trust Company, N.A., as the initial warrant agent (the "Initial Warrant Agent"), and EquiServe LP, as warrant agent (the "Warrant Agent") have heretofore executed that certain Warrant Agreement dated as of February 7, 2000 (the "Warrant Agreement"), providing for the issuance from time to time of warrants (the "Warrants") to acquire an aggregate of 1,425,000 shares of the Company's Common Stock (as defined herein) and for the issuance of such shares of the Company's Common Stock underlying such Warrants.

            The Issuers and the Trustee are hereby supplementing the Indenture pursuant to the provisions of Section 9.01 of the Indenture to establish the form and terms of the debt securities issued pursuant to this First Supplemental Indenture.

            The Board of Directors of each Issuer has duly adopted resolutions authorizing such Issuer to execute and deliver this First Supplemental Indenture providing for the issuance and sale of the Notes and the Warrant Agreement providing for the concurrent issuance of the Warrants.

            All the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

            The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes (the "Holders"), as follows:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. RELATION TO INDENTURE. This First Supplemental Indenture constitutes an integral part of the Indenture. To the extent there are inconsistent provisions between this First Supplemental Indenture and the Indenture, the provisions of this First Supplemental Indenture shall govern.

            SECTION 1.02. DEFINITIONS. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

            (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and

            (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture.

            (c) The following terms have the indicated meaning for purposes of this First Supplemental Indenture:

            "Acquired Debt" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time the other Person is merged with or into or became a Restricted Subsidiary of the specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Restricted Subsidiary of the specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" and correlative meanings, the terms "controlling," "controlled by" and "under common control with," as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Annualized Consolidated Cash Flow" means, with respect to any Person, that Person's Consolidated Cash Flow for the Reference Period multiplied by two.

            "Asset Acquisition" means (1) an Investment by an Issuer or any Restricted Subsidiary of an Issuer in any other Person pursuant to which that Person becomes a Restricted Subsidiary of the Issuers or merges into or consolidates with an Issuer or any of the Issuers' Restricted Subsidiaries, provided that that Person's primary business is a Communications and Data Access Business, or (2) an acquisition by an Issuer or any Restricted Subsidiary of an Issuer of the property and assets of any Person other than an Issuer or any of their Restricted Subsidiaries that constitute all or substantially all of the assets of that Person or a division or line of business of that Person, provided that the property and assets acquired are assets used in a Communications and Data Access Business.

            "Asset Disposition" means the sale or other disposition by an Issuer or any Restricted Subsidiary of an Issuer, other than to an Issuer or any of their Restricted Subsidiaries, of (1) all or a significant amount of the Capital Stock of any Restricted Subsidiary of an Issuer, or (2) all or substantially all of the assets that constitute a division or line of business of an Issuer or a division or line of business of any Restricted Subsidiary of an Issuer.

            "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or properties, including, without limitation, by way of a consolidation, merger or sale and leaseback, other than in the ordinary course of business; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and the assets of their Restricted Subsidiaries taken as a whole shall be governed by
Section 4.14 and Section 5.01 hereof and not by the provisions of Section 4.07 hereof, and (2) the issue or sale by the Issuers or any of their Restricted Subsidiaries of Equity Interests of any Restricted Subsidiary of an Issuer, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for Net Proceeds in excess of $2.0 million.

            Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Sale: (I) a transfer of assets by an Issuer to a Restricted Subsidiary of an Issuer or by such a Restricted Subsidiary to an Issuer or to another Restricted Subsidiary of an Issuer; (II) an issuance or sale of Equity Interests by a Restricted Subsidiary of an Issuer to an Issuer or to another Restricted Subsidiary of an Issuer; (III) a Permitted Investment or a Restricted Payment that is permitted by Section 4.03 hereof; (IV) issuances of Equity Interests, other than in respect of Disqualified Stock, of a Restricted Subsidiary pursuant to an employee stock option plan providing for customary and reasonable stock-based compensation; (V) a transfer constituting the granting of a Permitted Lien; and (VI) sales or other dispositions of property or equipment determined by the management of that Issuer in good faith to be worn out, obsolete or damaged.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value, discounted at the rate of interest implicit in the transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the obligation to pay rent or other payment amount in respect of a lease that would at such time be required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, in equity of such Person, whether now outstanding or issued after the date hereof, including, without limitation, all Common Stock and Preferred Stock.

            "Cash Equivalents" means (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's with maturities of not more than one year from the date of acquisition; or (6) money market or mutual funds at least 95% of the assets of which are invested in investments of the types specified in clauses
(1) through (5) above.

            "Change of Control" means such time as (1) a "person" or "group," within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than a Permitted Holder, becomes the ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the then outstanding Voting Stock of either Issuer on a fully diluted basis; (2) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of either Issuer, together with any directors who are members of such Board of Directors on the date hereof and any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of such Issuer was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of such Board of Directors then in office; (3) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Issuers and their Subsidiaries taken as a whole to any such "person" or

"group," other than to a Permitted Holder or a Restricted Subsidiary of an Issuer; (4) the merger or consolidation of an Issuer with or into another corporation or the merger of another corporation with or into an Issuer with the effect that immediately after such transaction any such "person" or "group" of persons or entities, other than a Permitted Holder, shall have become the ultimate beneficial owner of securities of the surviving corporation of such merger or consolidation representing more than 50% of the total voting power of the then outstanding Voting Stock of the surviving corporation; or (5) the approval by the holders of the Capital Stock of an Issuer of a plan relating to the liquidation or dissolution of such Issuer.

            In no event shall the consummation of a Holding Company Reorganization constitute a Change of Control and, prior to a Holding Company Reorganization, this definition shall not apply to Finance Sub.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that Person's equity, other than Preferred Stock of that Person, whether now outstanding or issued after the date the Notes are issued, including without limitation, all series and classes of that equity.

            "Communications and Data Access Business" means a business primarily involved in the ownership, design, development, construction, acquisition, installation, integration, management and/or provision of telecommunications equipment, inventory, systems, content and/or services, including, without limitation, mobile or landline Internet, mobile telephone, PCS, microwave or paging or data transmission, or businesses reasonably related thereto as determined in good faith by the Board of Directors of each Issuer.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person for that period plus: (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (2) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period, to the extent that the provision for taxes was deducted in computing Consolidated Net Income, plus (3) the Consolidated Interest Expense of that Person and its Restricted Subsidiaries for that Period, to the extent such interest expense was deducted in computing Consolidated Net Income, plus (4) depreciation and amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, of that Person and its Restricted Subsidiaries for that period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, plus (5) all other non-cash items reducing Consolidated Net Income, other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, minus (6) non-cash items increasing Consolidated Net

Income for that period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

            Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, any Restricted Subsidiary of an Issuer shall be added to Consolidated Net Income to compute the Consolidated Cash Flow only to the extent, and in same proportion, that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of that Issuer.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (1) the Consolidated Interest Expense of that Person and its Restricted Subsidiaries for that period, plus (2) any interest expense on Indebtedness of another Person that is Guaranteed by that Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, plus (3) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of an Issuer, other than Disqualified Stock, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then effective combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person, that Person's consolidated interest expense, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financing, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing the Consolidated Net Income of that Person.

            "Consolidated Leverage Ratio" means, on any date of determination, the ratio of: (1) the aggregate amount of the Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements for the Issuers have become publicly available prior to that date, to (2) the aggregate amount of Annualized Consolidated Cash Flow.

            In making the foregoing calculation, (a) Indebtedness shall be calculated after giving pro forma effect to: (I) any Indebtedness, including, if applicable, the Notes, Incurred subsequent to the end of the Reference Period and on or prior to the date of determination, in each case as if such Indebtedness had been Incurred and the proceeds had been applied on the last day of that Reference Period for purposes of clause (1)
above, and on the first day of the Reference Period for purposes of clause (2) above, and (II) any Indebtedness that was outstanding during or after the Reference Period but that is not outstanding or is to be repaid on the date of determination, in each case as if such Indebtedness was repaid on the last day of such Reference Period for purposes of clause (1) above, and on the first day of the Reference Period for purposes of clause (2) above; (b) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions, including giving pro forma effect to the application of proceeds of any Asset Disposition, that occurred during or after the Reference Period and on or prior to the determination date as if they had occurred and such proceeds had been applied on the first day of the Reference Period; and (c) pro forma effect shall be given to asset dispositions and asset acquisitions, including giving pro forma effect to the application of proceeds of any asset disposition, that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into an Issuer or any Restricted Subsidiary during or after the Reference Period and on or prior to the determination date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when that Person was a Restricted Subsidiary as if those asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of the Reference Period.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries, for such period, on a consolidated basis determined in accordance with GAAP; provided, however, that (1) the Net Income, but not loss, of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary; (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except in the case of any restriction or encumbrance permitted under clause (a) of Section 4.06 hereof; (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded for purposes of computing the amount of Restricted Payments that the Issuers or their Restricted Subsidiaries may make; and (4) the cumulative effect of a change in accounting principles shall be excluded.

            "Consolidated Net Worth" means, with respect to any Person, the consolidated stockholders' or partners' equity of that Person reflected on the most recent financial statements of that Person, determined in accordance with GAAP, less any amounts attributable to redeemable Capital Stock of that Person otherwise included in the consolidated stockholders' or partners' equity of that Person.

            "Credit Facilities" means one or more debt facilities or commercial paper facilities with banks or other lenders providing for revolving credit loans, letters of credit, term loans, equipment financing or receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, in each case, as amended, restated, modified, renewed, refunded, replaced, supplemented, extended or refinanced in whole or in part from time to time, and whether involving the same or different agents, banks or lenders.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

            "Disqualified Stock" means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder of that security, or upon the happening of any event (other than an optional call for redemption by the issuer of that Capital Stock), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of that security, in whole or in part, on or prior to the date on which the Notes mature, except to the extent that the Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of that Person that is not Disqualified Stock; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions of that Capital Stock giving holders of that Capital Stock a right to require that Person to repurchase or redeem that Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the final maturity date of the applicable Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to that Capital Stock are no more favorable to the holders of that Capital Stock than the provisions contained in Section 4.07 and Section 4.14 hereof and the Capital Stock specifically provides that the Person will not repurchase or redeem any such Capital Stock pursuant to those "asset sales" or "change of control" provisions prior to the repurchase of any Notes that are required to be repurchased pursuant to Section 4.07 and Section
4.14 hereof and at all times subject to Section 4.03 hereof; provided, further, that if an Issuer issues any Capital Stock pursuant to any plan for the benefit of its employees or of employees of its Restricted Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Issuer in order to satisfy applicable statutory or regulatory obligations. Notwithstanding anything herein to the contrary, neither the Series A1 Preferred Stock nor Series A2 Preferred Stock shall constitute Disqualified Stock for any purpose of the Indenture or this First Supplemental Indenture.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

            "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

            "Escrow Agent" means Bank One Trust Company, N.A., as escrow agent under the Pledge Agreement.

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "FCC" means the Federal Communications Commission and any successor governmental entity thereto.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of any determination made under the Indenture or this First Supplemental Indenture.

            "Hedging Obligations" means, with respect to any Person, the net payment obligations of that Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (2) other agreements or arrangements in the ordinary course of business designed to protect that Person against fluctuations in commodity prices, interest rates or currency exchange rates, in any case, not entered into for speculative purposes.

            "Holding Company Reorganization" means a transaction or a series of transactions resulting in the assets and operations of the Company being held and operated by Finance Sub or its Restricted Subsidiaries; provided, however, that a transaction or a series of transactions shall qualify as a "Holding Company Reorganization" only if it does not result in adverse tax consequences to the Holders or material adverse tax consequence to the Issuers, as determined in good faith by each Issuer's Board of Directors by a resolution set forth in an officers' certificate delivered to the Trustee, which resolution shall be based on an opinion of independent tax counsel of national standing that there will be no adverse tax consequences to the Holders or material adverse consequences to the Issuers. A Holding Company Reorganization may be effected, without limitation, through: (1) a transaction or series of transactions in which the Company contributes all or substantially of its assets and liabilities to Finance Sub which may at any time and from time to time transfer these assets to its Restricted Subsidiaries, but retains its obligations under the Notes, or
(2) a transaction in which (A) a wholly owned subsidiary of Finance Sub formed solely for the purpose of effecting the Holding Company Reorganization merges with and into the Company, with the Company being the surviving entity and in which Finance Sub becomes the sole holder of all of the issued and outstanding Capital Stock of the surviving entity and all of the holders of the Capital Stock of the Company become the holders of all of the issued and outstanding shares of the Capital Stock of Finance Sub; or (B) the Company merges into a newly-formed limited liability company the sole member of which is Finance Sub as a result of which Finance Sub becomes the sole owner of the limited liability company successor of the Company, and all of the holders of the Capital Stock of the Company, become the holders of all of the issued and outstanding shares of the Capital Stock of Finance Sub.

            Following the completion of a Holding Company Reorganization, the term "Issuers" will refer only to the holding company resulting from the consummation of the Holding Company Reorganization.

            "Incur" means create, incur, issue, assume, guarantee or otherwise become liable, directly or indirectly, contingently or otherwise, for any Indebtedness. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect of letters of credit, or banker's acceptances or representing Capital Lease Obligations, the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, or all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness or other liabilities of others secured by a Lien on any asset of that Person, whether or not such Indebtedness is assumed by that Person, and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness or other liabilities of others, whether or not contingent, and whether or not such guarantee appears on the balance sheet of that Person. The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, (2) the principal amount of Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness, and (3) the face amount of any bankers acceptances, letters of credit or similar instruments (but in the case of a letter of credit only to the extent not secured by cash collateral for such obligation) and the maximum amount of any guarantee provided in respect of other liabilities by such Person; provided, however, that in each case, with respect to any Indebtedness of any Person secured by a Lien on any asset of such Person and non-recourse to such Person other than to the extent of the asset subject to such Lien, the amount of such Indebtedness shall be the lesser of (A) the principal amount thereof and
(B) the fair market value of the asset subject to such Lien; provided that such non-recourse Indebtedness does not have final stated maturity (and is not otherwise required to be repaid, redeemed or repurchased) prior to the final stated maturity of the Notes and such non-recourse Indebtedness is Subordinated Debt.

            "Investment" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the form of direct or indirect loans, guarantees of Indebtedness or other obligations, advances of assets or capital contributions, excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Issue Date" means the date that any Notes are issued under this First Supplemental Indenture.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent statutes of any jurisdiction.

            "Market Capitalization" of any Person means, as of any day of determination, the average Closing Price of that Person's common stock over the 20 consecutive trading days immediately preceding that day. "Closing Price" on any trading day with respect to the per share price of any shares of common stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the shares of common stock are not listed or admitted to trading on that exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer if a Foreign Issuer, as defined in Rule 3b-4(b) under the Exchange Act, and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market, as defined in Rule 902(a) under the Securities Act, the average of the reported closing bid and asked prices regular way on that principal exchange, or, if the shares are not listed or admitted to trading on any national securities exchange or quoted on that automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by the Issuers for that purpose and is reasonably acceptable to the Trustee.

            "MCI WorldCom Reseller Agreement" means that certain Ricochet(2) Reseller Agreement, dated as of June 20, 1999, between Metricom, Inc and MCI Worldcom, Inc., as amended through the date the Notes are issued.

            "Net Income" means, with respect to any Person, the net income or loss of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with (a) any Asset Disposition, including, without limitation, dispositions pursuant to Sale and Leaseback Transactions, or (b) the disposition of any securities by that Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries, and (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

            "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of all costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions, taxes paid or payable as a result of the Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Non-Recourse Debt" means Indebtedness: (1) as to which neither an Issuer nor any of their Restricted Subsidiaries: (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness; (b) is directly or indirectly liable, as a guarantor or otherwise; or (c) constitutes the lender; (2) no default with respect to which, including any rights that the holders of that Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other of Indebtedness of the Issuers, other than the Notes, or of the Indebtedness of any Restricted Subsidiary of the Issuers to declare a default on that other Indebtedness or cause the payment of that other Indebtedness to be accelerated or payable prior to its Stated Maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuers or any of their Restricted Subsidiaries.

            "Notes" shall have the meaning set forth in Section 2.01 hereof.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Permitted Debt" means each and all of the following: (1) Indebtedness under one or more Credit Facilities and related guarantees under the Credit Facilities in any aggregate principal amount not to exceed $275.0 million at any time outstanding (exclusive of any amount incurred under any such Credit Facilities pursuant to Section 4.04 hereof, including this definition of Permitted Debt), less any permanent reductions as a result of the application of proceeds from an Asset Sale to permanently reduce Indebtedness represented by the Credit Facilities as provided under Section 4.07 hereof; (2) Indebtedness outstanding on the date hereof; (3) Indebtedness represented by the Notes; provided that any Additional Notes issued after the initial issuance of the Notes represent Indebtedness that, but for this clause (3), could otherwise have been incurred under Section 4.04 hereof; provided, further, that if any Additional Notes are to be issued prior to February 15, 2002, we shall deposit in the Pledge Account funds sufficient to pay, or to permit the purchase of additional Pledged Securities sufficient to pay, when due, all cash interest payments accruing on the Additional Notes on or prior to February 15, 2002; (4) Permitted Refinancing Indebtedness, which will not include the refinancing, renewal, replacement, defeasance or refunding of Indebtedness under clauses (1), (5) or (11) of this definition; (5) Indebtedness: (a) in respect of performance, surety or appeal bonds or letters of credit, in each case provided in the ordinary course of business; (b) in respect of Hedging Obligations; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and
(c) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business, assets or Restricted Subsidiary; (6) intercompany Indebtedness between or among an Issuer and any of the Issuers' Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on the Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, the Indenture and the First Supplemental Indenture, and (b) if an Issuer's Restricted Subsidiary is the obligor on the Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to any guarantee of the Notes, Indenture and First Supplemental Indenture issued under
Section 4.10 covenant hereof, and (c) (I) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary of an Issuer and (II) any sale or other transfer of any of that Indebtedness to a Person other than an Issuer or one of the Issuers' Restricted Subsidiaries shall be deemed, in each case, to constitute an Incurrence of that Indebtedness by such Issuer or Restricted Subsidiary, as the case may be, that was not permitted by this clause
(6); (7) Indebtedness due and owing to governmental entities in connection with telecommunications license, permit or similar fees or Indebtedness incurred to finance the payment of deposits with and license, permit or similar fees to the FCC and other governmental authorities, including, without limitation, international telecommunications agencies and governmental authorities; (8) Indebtedness the proceeds of which are, or the credit support provided by that Indebtedness is, used to finance the development, construction, expansion, operation or acquisition of assets used or to be used in, or at least a majority of the Voting Stock of, a Communications and Data Access Business (including, in the case of the acquisition of at least a majority of the Voting Stock of a Communications and Data Access Business, Acquired Debt not to exceed, individually or in the aggregate, $200.0 million principal amount; provided, however, that such Acquired Debt was not incurred in connection with or in contemplation of such acquisition); (9) the guarantee by an Issuer or any Restricted Subsidiary of an Issuer of Indebtedness of an Issuer or a Restricted Subsidiary of an Issuer that was permitted to be incurred by Section 4.04 hereof; (10) Indebtedness under this clause (10) the aggregate principal amount or accreted amount of which, taken together with the aggregate principal amount or accreted amount of all other Indebtedness issued under this clause (10), does not exceed 2.0 times the aggregate net proceeds received by us after the date hereof from the issuance and sale (other than to one or more of an Issuers' Subsidiaries) of Equity Interests (other than in respect of Disqualified Stock), other than (A) proceeds to the extent relied upon to permit the making of one or more Restricted Payments in compliance with Section 4.03 hereof, and (B) proceeds to the extent relied upon by the Issuers to permit the making of one or more Permitted Investments pursuant to clause (8) of the definition of Permitted Investments; and (11) Indebtedness not otherwise permitted hereunder in an aggregate principal amount or accreted amount which, when aggregated with the principal amount or accreted amount of all other Indebtedness then outstanding and incurred pursuant to this clause (11), does not exceed $50.0 million at any one time outstanding.

            For purposes of the foregoing clause (10), the amount of net proceeds the Issuers receive from the issuance and sale of Equity Interests, if other than cash, will be determined by each Issuer's Board of Directors in good faith, whose resolution will be delivered to the Trustee, and the Board of Director's determination shall be based upon the opinion or appraisal issued by an investment banking firm, appraisal firm or accounting firm, in each case of national standing, if the fair market value of such Equity Interests exceeds $15.0 million.

            "Permitted Holder" means either MCI Worldcom or Vulcan Ventures, or any majority owned Affiliate thereof.

            "Permitted Investment" means (1) any Investment in an Issuer or in any Restricted Subsidiary of an Issuer by an Issuer or any of their Restricted Subsidiaries; (2) any Investment in Cash Equivalents; (3) any Investment by an Issuer or any Restricted Subsidiary of an Issuer in a Person engaged in a Communications and Data Access Business, if as a result of that Investment (a) that Person becomes a Restricted Subsidiary of an Issuer or (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or Restricted Subsidiary of an Issuer; (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions described under Section 4.07 hereof; (5) any acquisition of assets solely in exchange for the issuance of Equity Interests of an Issuer, other than Disqualified Stock; (6) other Investments by an Issuer or any Restricted Subsidiary of an Issuer in any Person having an aggregate fair market value, measured as of the date made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (6) that are at the time outstanding, not to exceed $50.0 million; (7) Investments arising in connection with Hedging Obligations; (8) any Investment in a Person engaged or proposed to be engaged in a Communications and Data Access Business made in exchange for, or out of the proceeds of, an offering for cash of shares of the Capital Stock of an Issuer, other than Disqualified Stock, excluding any proceeds from an offering of shares of the Capital Stock of such Issuer that are relied upon by the Issuers to Incur any Indebtedness pursuant to clause (10) of the definition of the term Permitted Debt; (9) payroll, travel and similar advances to cover matters that are expected at the time of such advance ultimately to be treated as expenses in accordance with GAAP; and (10) investments in negotiable instruments held for collection, lease, utility and workers' compensation, performance and other similar pledges or deposits, and other pledges or deposits permitted under
Section 4.05 hereof.

            "Permitted Liens" means (1) Liens on the assets of an Issuer or of any Restricted Subsidiary of an Issuer to secure Indebtedness, other than Subordinated Debt, permitted by the Indenture and this First Supplemental Indenture to be Incurred; (2) Liens on property of a Person existing at the time such Person is merged into or consolidated with an Issuer or any Restricted Subsidiary of an Issuer; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer or Restricted Subsidiary; (3) Liens on property existing at the time of acquisition of that property by an Issuer or any Restricted Subsidiary of an Issuer; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with such Issuer or Restricted Subsidiary; (4) Liens existing on the date hereof; (5) Liens in favor of an Issuer or any Restricted Subsidiary of an Issuer; (6) Liens incurred in the ordinary course of the business of the Issuers or of any of their Restricted Subsidiaries with respect to obligations that do not exceed, in the aggregate at any one time outstanding, more than 5% of the total consolidated assets of the Issuers and their Restricted Subsidiaries, determined in accordance with GAAP and based on the most recent publicly available consolidated balance sheet, and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business, and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the ordinary course of business by the Issuers or their Restricted Subsidiaries; (7) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature Incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties; (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecutes, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made for that reserve or provision; (9) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made for that reserve or provision; (10) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to third parties, in the ordinary course of business, which do not in any case materially detract from the value of the property subject to the Lien or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuers and their Restricted Subsidiaries taken as a whole; (11) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (12) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Issuers and their Restricted Subsidiaries; (13) Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated under ERISA, incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (14) deposits made in the ordinary course of business to secure liability to insurance carriers; (15) any attachment or judgment Lien in respect of a judgment not constituting an Event of Default under clause (8) of Section 6.01 hereof; (16) any interest or title of a lessor or sublessor under any operating lease, conditional sale, title retention, consignment or similar arrangements entered into in the ordinary course of business; (17) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; (18) Liens under the Pledge Agreement; (19) bankers' liens in respect of deposit accounts; (20) Liens imposed by law incurred by the Issuers or their Restricted Subsidiaries in the ordinary course of business; and (21) Liens to secure Attributable Debt in connection with Sale and Leaseback Transactions.

            "Permitted Refinancing Indebtedness" means any Indebtedness of an Issuer or any Restricted Subsidiary of an Issuer issued in exchange for, or the net proceeds of which are or are to be used to extend, refinance, renew, replace, defease or refund other Indebtedness of an Issuer or any Restricted Subsidiary of an Issuer, other than intercompany Indebtedness; provided, however, that: (1) the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus accrued and unpaid interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of customary or prescribed premiums and reasonable expenses incurred in connection with that extension, refinancing, renewal, replacement, defeasance or refunding; (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) the Indebtedness is Incurred by an Issuer if such Issuer is the obligor on the Indebtedness or by an Issuer or a Restricted Subsidiary of an Issuer if a Restricted Subsidiary of an Issuer is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of that government or agency.

            "Pledge Account" means that certain segregated account provided for under the Pledge Agreement.

            "Pledge Agreement" means that certain Pledge Agreement entered into by the Issuers and the Trustee concurrently with this First Supplemental Indenture and providing for an amount of cash or U.S. Government Securities sufficient to pay the first four scheduled interest payments on the Notes to be deposited with and held by the Escrow Agent for such purpose.

            "Pledged Securities" means the cash and U.S. Government Securities deposited in the Pledge Account, together with any interest or other distributions received on that cash or those securities.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that Person's equity that have a preference as to the payment of dividends or as to payments upon a liquidation of that Person, whether now outstanding or issued after the date hereof, including without limitation, all series and classes of such equity.

            "Reference Period" means the latest two fiscal quarters for which financial statements are publicly available.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payment" means any payment or action to: (1) declare or pay any dividend or make any other payment or distribution on account of Equity Interests of an Issuer or any Restricted Subsidiary of an Issuer, including, without limitation, any payment in connection with any merger or consolidation involving an Issuer, or to the direct or indirect holders of Equity Interests of an Issuer or any Restricted Subsidiary of an Issuer in their capacity as such, other than dividends or distributions payable in Equity Interests, except Disqualified Stock, of an Issuer or Restricted Subsidiary of an Issuer; (2) purchase, redeem or otherwise acquire or retire for value, including without limitation, in connection with any merger or consolidation involving an Issue, any Equity Interests of an Issuer or of a direct or indirect parent or other Affiliate of an Issuer, other than in exchange for Equity Interests, except Disqualified Stock, of an Issuer or any Restricted Subsidiary of an Issuer; (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (4) make any Restricted Investment.

            "Restricted Subsidiary" means any of Subsidiary other than an Unrestricted Subsidiary.

            "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Separability Legend" has the meaning specified in Section 2.06(f) hereof.

            "Separation Date" means the earliest to occur of (i) August 15, 2000, (ii) the occurrence of an Event of Default, (iii) the occurrence of an Exercise Event, as defined in the Warrant Agreement, and (iv) such other date as Lehman Brothers Inc. shall determine in its sole discretion.

            "Series A1 Preferred Stock" means the Series A1 Preferred Stock of the Company.

            "Series A2 Preferred Stock" means the Series A2 Preferred Stock of the Company.

            "Significant Subsidiary" means any Restricted Subsidiary that meets any of the following conditions: (1) the Issuers' and their Restricted Subsidiaries' investments in and advances to such Restricted Subsidiary exceed 10% of the total assets of the Issuers and their Restricted Subsidiaries consolidated as of the end of the most recently completed fiscal year (or, for a proposed business combination to be accounted for as a pooling of interests, when the number of common shares exchanged or to be exchanged by an Issuer exceeds 10% of its total common shares outstanding at the date the combination is initiated); (2) the Issuers' and their Restricted Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Restricted Subsidiary exceeds 10% of the total assets of the Issuers and their Restricted Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (3) the Issuers and their Restricted Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Restricted Subsidiary exceeds 10% of such income of the Issuers and their Restricted Subsidiaries consolidated for the most recently completed fiscal year, in each case as computed in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act.

            "Stated Maturity" means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

            "Subordinated Debt" means any of Indebtedness subordinated in right of payment to the Notes.

            "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person or
(c) any combination entities described in clauses (1) and (2).

            "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; and (2) is a Person with respect to which neither the Issuers nor any of their Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests, or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

            "U.S. Government Securities" means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which its full faith and credit is pledged.

            "Voting Stock" of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of directors or similar individuals of that Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

            SECTION 1.03. OTHER DEFINITIONS.

                                                               Defined in
         Term                                                    Section
         ----                                                 ------------
"Additional Amounts"                                          Section 5.03
"Additional Notes"                                            Section 2.02
"Affiliate Transaction"                                       Section 4.11
"Asset Sale Offer"                                            Section 4.10
"Change of Control Offer"                                     Section 4.14
"Change of Control Payment"                                   Section 4.14
"Change of Control Payment Date"                              Section 4.14
"Company"                                                         Preamble
"Event of Default"                                            Section 6.01
"Finance Sub"                                                     Preamble
"First Supplemental Indenture"                                    Preamble
"Holders"                                                         Preamble
"Indenture"                                                       Preamble
"Initial Warrant Agent"                                           Preamble
"Interest Payment Date"                                       Section 2.03
"Issuers" ("Issuer")                                              Preamble
"Notes"                                                       Section 2.01
"Offer Amount"                                                Section 3.02
"Offer Period"                                                Section 3.02
"Payment Default"                                             Section 6.01

"Purchase Date"                                               Section 3.02
"Regular Record Date"                                         Section 2.03
"Repurchase Offer"                                            Section 3.02
"Separability Legend"                                         Section 2.06
"Trustee"                                                         Preamble
"Warrants"                                                        Preamble
"Warrant Agent"                                                   Preamble
"Warrant Agreement"                                               Preamble

                                    ARTICLE 2

                               THE SERIES OF NOTES

            SECTION 2.01. TITLE OF THE SECURITIES. The series of Notes issued in accordance with the terms and conditions of this First Supplemental Indenture shall be designated the "13% Senior Notes due 2010" (together with any Additional Notes issued in accordance with Section 2.02 hereof, the "Notes").

            SECTION 2.02. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT AND ADDITIONAL NOTES. The Notes are initially limited to an aggregate principal amount of $300,000,000, all of which will be issued on the date hereof, and an additional amount of Notes that, together with all other Notes issued under this Indenture (the "Additional Notes") is no more than $600,000,000 in aggregate principal amount or principal amount at maturity, that may be issued from time to time after the date hereof, subject to compliance with Section 4.04 hereof.

            Nothing contained in this Section 2.02 or elsewhere in this First Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Issuers or authentication or delivery by the Trustee of Notes under the circumstances contemplated in the Indenture or this First Supplemental Indenture.

            The Issuers may, pursuant to the provisions of the Indenture, and without the consent of Holders of the Notes, create and issue further Notes ranking equally and ratably with the Notes initially issued hereunder in all respects (or in all respects other than the payment of interest accruing prior to the Issue Date of such Additional Notes or except for the first payment of interest following the Issue Date of such Additional Notes) and so that such Additional Notes shall be consolidated with and form a single series with the previously issued Notes and shall have the same terms as to status, redemption or otherwise as the Notes. Any Additional Notes shall be issued in accordance with Section 2.01 of the Indenture.

            SECTION 2.03. INTEREST AND INTEREST RATE; MATURITY DATE OF NOTES. The Notes shall bear interest at a rate of 13%, from their original Issue Date or from the immediately preceding Interest Payment Date to which interest has been paid on such Notes or duly provided for, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2000 with respect to the Notes issued on the date hereof (each an "Interest Payment Date"), to the Persons in whose name the Notes are registered in the security register at the close of business on the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Issuers shall pay principal, premium, if any, and interest, to the extent required, on the Notes by wire transfer of immediately available funds to the registered Holder of the Global Note representing such Notes at the corporate trust operations office of the Trustee; provided, however, that with respect to Notes issued in certificated form, the Issuers may pay interest at their option by check mailed to the address of the Person entitled to payment as it appears in the Security Register or by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of such certificated Notes.

            The Stated Maturity of the Notes shall be February 15, 2010.

            If any Interest Payment Date or the Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be.

            SECTION 2.04. FORM. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Issuers, the Guarantor and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of the Indenture or this First Supplemental Indenture, the provisions of the Indenture or this First

Supplemental Indenture shall govern and be controlling, subject to the resolution of inconsistent provisions in accordance with Section 1.01 hereof.

            Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 of the Indenture.

            SECTION 2.05. OTHER DEBT SECURITIES. The Notes and any debt securities subsequently issued under the Indenture but not under this First Supplemental Indenture, shall be treated as distinct classes of debt securities for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

            SECTION 2.06. ASSOCIATED WARRANTS OFFERING. The Notes issued on the date hereof are being issued together with Warrants.

            (a) LEGENDS. In addition to other legends provided for in the Indenture, the following legends shall appear on the face of all Global Notes and Note issued in certificated form under this First Supplemental Indenture and relating to the Notes originally issued on the date hereof:

            (i) SEPARABILITY LEGEND. Until the Separation Date, each Global Note and Notes issued in certificated form under this First Supplemental Indenture shall bear a legend in substantially the following form (the "Separability Legend"):

            "UNTIL THE SEPARATION DATE (AS DEFINED), THIS NOTE HAS BEEN ISSUED WITH, AND MUST BE TRANSFERRED WITH, THE ASSOCIATED WARRANTS TO PURCHASE COMMON STOCK OF THE COMPANY. EACH $1,000 PRINCIPAL AMOUNT OF NOTES IS ASSOCIATED WITH A WARRANT TO PURCHASE 4.75 SHARES OF COMMON STOCK, SUBJECT TO ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE WARRANT AGREEMENT PURSUANT TO WHICH THE WARRANTS HAVE BEEN ISSUED IS AVAILABLE FROM THE COMPANY UPON REQUEST."

            (ii) ORIGINAL ISSUE DISCOUNT LEGEND. Each Global Note and Notes issued in certificated form under this First Supplemental Indenture shall bear a legend in substantially the following form:

            "FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $787.94 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $212.06, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF
            SECTION 1275 OF THE CODE, THE YIELD TO MATURITY COMPOUNDED SEMIANNUALLY IS 17.57%."

            (b) SEPARATION OF NOTES AND WARRANTS.

            (i) Prior to the Separation Date, no Notes may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Trustee receives confirmation from the Warrant Agent that the Holder of the Notes has requested a transfer of the related Warrants to the same transferee.

            (ii) On or after the Separation Date, the Holder of a Note containing a Separability Legend may surrender such Note accompanied by a written application to the Trustee, duly executed by the Holder, for a new Note or Notes not containing a Separability Legend. Whether or not the Holder obtains a new Note, from and after the Separation Date, the Separability Legend shall have no further force and effect.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

            SECTION 3.01. OPTIONAL REDEMPTION. Commencing February 15, 2005, the Issuers may redeem the Notes, at their option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each registered Holder's address as it appears in the applicable note register, at the following redemption prices expressed in percentages of principal amount, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                       REDEMPTION
YEAR                                     PRICE
----                                   --------
2005..............................     108.000%

2006..............................     106.000%
2007..............................     104.000%
2008..............................     102.000%
2009 and thereafter...............     100.000%

            SECTION 3.02. REPURCHASE AT THE OPTION OF HOLDERS. In the event that, pursuant to Section 4.07 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), and they shall follow the procedures specified below.

            The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase at the purchase price (as determined in accordance with Section 4.07 hereof, the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof, in the aggregate (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Repurchase Offer.

            Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of such Repurchase Offer, shall state:

            (a) that the Repurchase Offer is being made pursuant to this Section
3.02 and Section 4.07 hereof, and the length of time the Repurchase Offer shall remain open;

            (b) the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

            (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

            (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

            (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

            (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of this Section 3.02, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

            On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, pursuant to the terms of this Section 3.02, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.02. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce through PR Newswire, Dow Businesswire or any comparable wire service that distributes releases to the broad financial and investor media, the results of the Repurchase Offer on the Purchase Date.

            The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to the Repurchase Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act or any securities laws or regulations conflict with the provisions of this Section 3.02 or with Section
4.07 hereof, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those sections of this First Supplemental Indenture.

            SECTION 3.03. Any redemption pursuant to Section 3.01 or 3.02 hereof shall also be made in accordance with the provisions of Section 3.01 through
3.06 of the Indenture. Notes called for redemption become due and payable on the date fixed for redemption. Interest will cease to accrue on the Notes or portions thereof being redeemed on and after the redemption date, unless the Issuers default in the payment of the redemption or repurchase price.

                                    ARTICLE 4

                                    COVENANTS

            SECTION 4.01. REPORTS. (a) The Issuers shall file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Issuers have a class of securities registered under the Exchange Act, the annual reports, quarterly reports, current reports and other documents that the Issuers would be required to file if they were subject to Section 13 or 15(d) of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries, as well as disclosure showing in reasonable detail, either on the face of the financial statements or in the footnotes to those statements, the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial information and results of operations of their Unrestricted Subsidiaries and, with respect to the annual information only, a report on those financial statements by the Issuers' certified independent accountants. The Issuers shall also (1) file with the Trustee, and provide to each Holder, without cost to that Holder, copies of all of the above reports and documents within 15 days after the date on which the Issuers file such reports and documents with the SEC or the date on which the Issuers would be required to file such reports and documents if they were so required, and (2) if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to supply at the Issuers' cost copies of such reports and documents to any prospective Holder promptly upon request. Notwithstanding the foregoing, prior to a Holding Company Reorganization Metricom Finance will not have any of the foregoing obligations unless and to the extent otherwise required by law.

            (b) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or

Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

            SECTION 4.02. RELEASE OF OBLIGATIONS FOLLOWING HOLDING COMPANY REORGANIZATION. Upon consummation of the Holding Company Reorganization, the obligation of (a) Finance Sub with respect to the Notes shall automatically be extinguished and only the Company shall continue as the sole obligor on the Notes, if the Holding Company Reorganization is one in which the assets and operations of the Company are transferred to Finance Sub or any of its Restricted Subsidiaries, as contemplated by clause (1) of the definition of Holding Company Reorganization, or (b) the Company with respect to the Notes shall automatically be extinguished and only Finance Sub shall continue as the sole obligor on the Notes, if the Holding Company Reorganization is one in which the assets and operations of the Company remain with the Company or its successor corporation or organization, as contemplated by clause (2) of the definition of Holding Company Reorganization; provided, however, that upon consummation of the Holding Company Reorganization, the Company's guarantee of Finance Sub's obligations with respect to the Notes shall automatically, and without further notice to or action by the Holders, be extinguished and shall cease to be of any further force or effect. In that event, the Trustee shall, at the request of either obligor, enter into a Supplemental Indenture to evidence the release of the Company or Finance Sub, as the case may be, from its obligations on the Notes, and the release of the Company from its guarantee of Finance Sub's obligations with respect to the Notes.

            SECTION 4.03. LIMITATION ON RESTRICTED PAYMENTS. The Issuers shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly a Restricted Payment, unless, at the time of and after giving effect to that Restricted Payment: (1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence of the Restricted Payment; (2) the Issuers would, at the time of the Restricted Payment and after giving pro forma effect to the Restricted Payment as if it had been made at the beginning of the applicable Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.04 hereof; and (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers or any of their Restricted Subsidiaries after the date hereof are issued, excluding Restricted Payments permitted by clauses (ii),
(iii), (iv) or (v) of the immediately following paragraph below, is less than the sum of: (a) the amount by which Consolidated Cash Flow exceeds 1.5 times Consolidated Fixed Charges for the period from the first day of the calendar quarter in which the Notes are issued through the end of the last completed fiscal quarter for which consolidated financial statements for the Issuers are publicly available; plus (b) 100% of the aggregate net cash proceeds received by the Issuers from the issue or sale since the date hereof of (I) Equity Interests, other than Disqualified Stock, of the Issuers, except to the extent any such net cash proceeds are relied upon to incur Indebtedness pursuant to clause (10) of the definition of the term Permitted Debt or used to make Permitted Investments pursuant to clause (8) of the definition of the term Permitted Investment, and (II) Disqualified Stock or convertible debt securities of the Issuers to the extent converted into Equity Interests, other than Disqualified Stock, and in any case other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary; plus (c) to the extent not already included in Consolidated Cash Flow for the Issuers for the relevant period, without duplication, if any Restricted Investment that was made by the Issuers or any of their Restricted Subsidiaries after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of: (I) the cash return of capital with respect to the Restricted Investment, less the cost of disposition, if any; and (II) the initial amount of the Restricted Investment; plus (d) to the extent not already included in Consolidated Cash Flow for the Issuers the relevant period, without duplication, an amount equal to the net reduction in Restricted Investments made by the Issuers or any of their Restricted Subsidiaries from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary not to exceed the lesser of: (I) the amount of the Restricted Investment, valued in each case as provided under Section 4.13 hereof, previously made by the Issuers or any of their Restricted Subsidiaries in that Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments associated with that Restricted Investment, and (II) the fair market value of the Investment by the Issuers or their Restricted Subsidiaries in the Unrestricted Subsidiary at the time of the redesignation.

            The foregoing provision will not be violated by reason of: (i) the payment of any dividend with respect to any Equity Interests of the Issuers or their Restricted Subsidiaries within 60 days after the date of its declaration if the payment would comply with the foregoing paragraph at the date of its declaration; (ii) the payment of dividends with respect to the Series A1 Preferred Stock and Series A2 Preferred Stock through November 15, 2002 in accordance with the terms of those securities as of the date hereof; (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Equity Interests of the Issuers or any Indebtedness that is subordinated to the Notes, in each case in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of an Issuer of, Equity Interests of an Issuer, other than Disqualified Stock; provided, however, that the amount of any net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (b) of the preceding paragraph; (iv) the defeasance, redemption, repurchase or other acquisition or retirement of Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (v) the payment of any dividend or distribution by any Restricted Subsidiary of an Issuer, including Finance Sub, to the holders of such Restricted Subsidiary's Common Stock so long as that dividend or distribution is paid to all holders of the Common Stock of that Restricted Subsidiary pro rata in accordance with their interests; (vi) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 5.01 of the Indenture and Section
5.01 of this First Supplemental Indenture; (vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Common Stock of an Issuer or of a

Restricted Subsidiary of an Issuer; (viii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of an Issuer or any Restricted Subsidiary of an Issuer to the extent required by FCC rules, other comparable foreign telecommunications authorities or any other governmental agencies in order to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Issuers or any Restricted Subsidiary; (ix) the purchase by the Issuers or a Restricted Subsidiary of Equity Interests, other than with respect to Disqualified Stock, in a Restricted Subsidiary from employees, officers or directors of that Restricted Subsidiary in connection with the termination of their employment with such Restricted Subsidiary; provided that the Equity Interests so repurchased are not Capital Stock of, or Equity Interests to acquire Capital Stock of, a class that is listed on a national securities exchange or admitted for trading in the National Market of the Nasdaq Stock Market; provided further that the amount of all Restricted Payments made pursuant to this clause (ix) do not exceed $2.5 million in any calendar year or $10.0 million in the aggregate;
(x) other Restricted Payments in an aggregate amount not to exceed $5.0 million; and (xi) the repurchase of Subordinated Debt at a purchase price not greater than 101% of the principal or accreted amount thereof, plus accrued and unpaid interest, if any, pursuant to a mandatory offer to repurchase made after a Change of Control; provided, however, that the Issuers shall have first made any Change of Control Offer and repurchased all tendered Notes pursuant to Section
4.14 hereof; provided, further, that except for clauses (i), (v), (vii) and
(viii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the Restricted Payment.

            The amount of all Restricted Payments, other than cash, will be the fair market value on the date the Restricted Payment is made of the assets or securities proposed to be transferred or issued by the Issuers or any Restricted Subsidiary pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment will be determined by each Issuer's Board of Directors in good faith, whose resolution will be delivered to the Trustee, and its determination will be based upon an opinion or appraisal issued by an investment banking firm, appraisal firm or accounting firm, in each case of national standing, if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Issuers will deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis thereof.

            SECTION 4.04. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Debt) and the Issuers will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuers may Incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any of their Restricted Subsidiaries may Incur Indebtedness if the incurrence results in a Consolidated Leverage Ratio that is no greater than 7.0 to 1.0 if the Indebtedness is Incurred or the Disqualified Stock is issued prior to February 1, 2005, or 6.0 to 1.0 thereafter. Notwithstanding the foregoing, as long as no

Default or Event of Default shall have occurred and be continuing, the Issuers and, except as specified in the definition of Permitted Debt, any of their Restricted Subsidiaries may Incur Permitted Debt.

            Notwithstanding any other provision of this Section 4.04, including the definition of Permitted Debt, the Issuers and their Restricted Subsidiaries may Incur the U.S. dollar equivalent of any Indebtedness in a foreign currency and the maximum amount of Indebtedness that the Issuers or a Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of subsequent fluctuations in the exchange rates of currencies.

            For purposes of determining compliance with this Section 4.04, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) of the definition of Permitted Debt or would be entitled to be Incurred pursuant to the first paragraph of this Section 4.04, at the date of Incurrence, the Issuers, in their sole discretion, shall classify and from time thereafter may reclassify, in whole or in part, that item of Indebtedness in any manner that complies with this Section 4.04. Accrual of interest, accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed an Incurrence of Indebtedness for purposes of this Section 4.04.

            In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.04, neither (A) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount, or (B) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.05 hereof, will be included.

            SECTION 4.05. LIMITATION ON LIENS. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, upon any of the Issuers' or their Restricted Subsidiaries' property or assets, now owned or acquired after the date hereof, unless all payments due under the Indenture or this First Supplemental Indenture with respect to the Notes, and the applicable Notes, are secured on an equal and ratable basis with (or if the obligations being secured rank junior in right of payment to the Notes, on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien; provided, however, in no event will the Issuers or their Restricted Subsidiaries be permitted at any time to have Liens securing more than $700 million principal amount of Indebtedness.

            SECTION 4.06. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. For so long as any of the Notes are outstanding, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries on any Capital Stock or with respect to any other interest or participation in, or measured by, profits; (2) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries; (3) make loans or advances to the Issuers or any Restricted Subsidiary; or (4) transfer any property or assets of a Restricted Subsidiary to the Issuers or any Restricted Subsidiary.

            The foregoing provisions shall not restrict any encumbrances or restrictions: (a) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in that Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings, as determined by each Board of Directors of the Issuers, in good faith, and such Boards of Directors determine in good faith that any such encumbrance or restriction is not reasonably likely to materially affect the Issuers' ability to make principal or interest payments on the Notes; (b) existing under or by reason of applicable law; (c) existing with respect to any Person, or the property or assets of that Person, acquired by the Issuers or any Restricted Subsidiary existing at the time of the acquisition and not incurred in contemplation of the acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than the acquired Person or the property or assets of the Person so acquired, provided that, in the case of encumbrances and restrictions with respect to Acquired Indebtedness, that Indebtedness was permitted to be incurred under the Indenture and this First Supplemental Indenture; (d) in the case of clause (4) (and, in case of subparagraph (II) below to the extent relating to the sale of all of an Issuer's Capital Stock in, or all or substantially all the assets of, a Restricted Subsidiary, clause (1)) of the first paragraph of this Section 4.06, (I) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is, or is subject to, a lease, purchase mortgage obligation, license, conveyance or similar agreement or instrument; (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any of the property or assets of the Issuers of any Restricted Subsidiary not otherwise prohibited by the Indenture or this First Supplemental Indenture, or (III) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Issuers or of any Restricted Subsidiary in any manner material to the Issuers or any Restricted Subsidiary;
(e) existing under purchase money obligations that impose restrictions of the nature described in clause (4) above on the property so acquired; (f) existing under Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or (g) provisions in joint venture and other similar agreements entered into in the ordinary course of business that prohibit actions of the type described in clauses (1), (3) or (4) above unless the joint venture or similar entity satisfies net worth or other operating or financial performance standards customary in these types of agreements, as determined by each Board of Directors of the Issuers in good faith.

            Nothing contained in this Section 4.06 will prevent the Issuers or any Restricted Subsidiary from: (A) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.05 hereof; or (B) restricting the sale or other disposition of property or assets of the Issuers or any of their Restricted Subsidiaries that secure Indebtedness of the Issuers or any of their Restricted Subsidiaries.

            SECTION 4.07. LIMITATION ON SALE OF ASSETS. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale, unless (1) the Issuers or such Restricted Subsidiary receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as determined in good faith by the Board of Directors of each Issuer, whose determination will be conclusive, and in each case where the fair market value is greater than $10.0 million, evidenced by a Board Resolution and set forth in an Officers' Certificate delivered to the Trustee; and (2) at least 75% of the consideration received by the Issuers or such Restricted Subsidiary for the Asset Sale consists of cash or Cash Equivalents; provided, however, that the amount of:

            (a) any liabilities of (I) the Issuers, as shown on the most recent balance sheet, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or (II) any Restricted Subsidiaries, as shown on the most recent consolidated balance sheet, other than contingent liabilities or liabilities that are by their terms subordinated to any guarantees of the Notes, in each case that are assumed by the transferee in the Asset Sale pursuant to a customary novation agreement that releases the Issuers or such Restricted Subsidiary, as applicable, from further liability, and

            (b) any securities, notes or other obligations received by the Issuers or such Restricted Subsidiary from the transferee in the Asset Sale that are converted into cash or Cash Equivalents within 30 days, to the extent of the cash or Cash Equivalents received in that conversion, shall be treated as cash for purposes of this clause (2).

            The Issuers shall, or shall cause the relevant Restricted Subsidiary to, within 360 days after the date of receipt of the Net Proceeds from an Asset Sale, at the option of the Issuers either apply these Net Proceeds (a) to permanently repay, and reduce the amount permitted to be borrowed under, any of the Issuers' Indebtedness secured by a Lien or any Indebtedness of one or more of the Issuers' Restricted Subsidiaries, or (b) acquire a controlling interest in, or all or substantially all the assets of, another Communications and Data Access Business, make a capital expenditure in assets used or to be used in a Communications and Data Access Business or acquire other long-term assets that are used or are to be used in a Communications and Data Access Business.

            Pending the final application of any Net Proceeds from an Asset Sale, the Issuers may temporarily reduce Indebtedness under any revolving Credit Facility or otherwise invest those Net Proceeds in any manner that is not prohibited by the Indenture or this First Supplemental Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall make an offer to all Holders and holders of any other Indebtedness that ranks equally in right of payment with the Notes and that requires the Issuers to make such an offer (an "Asset Sale Offer") to purchase the maximum principal amount or principal amount at maturity, as applicable, of Notes and other Indebtedness that ranks equally in right of payment with the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the purchase date.

            If the aggregate amount of Notes and other Indebtedness ranking equally with the Notes tendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Holders validly accepting the Asset Sale Offer will be entitled to receive their pro rata portion of the Excess Proceeds (calculated for each Holder based on the ratio of the principal amount of the Notes tendered by such Holder to the total principal amount of Notes, or principal amount at maturity of all other Indebtedness tendered in respect of such Asset Sale Offer). Following the completion of an Asset Sale Offer, the amount of Excess Proceeds remaining, if any, will be deemed to be zero. To the extent that the aggregate amount of Notes and other Indebtedness tendered in response to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture and this First Supplemental Indenture.

            SECTION 4.08. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers or any of their Restricted Subsidiaries (each of the foregoing, an "Affiliate Transaction"), unless

            (1) the Affiliate Transaction is on terms that are no less favorable to the Issuers or such Restricted Subsidiary than terms that would have been obtained in a comparable transaction by the Issuers or such Restricted Subsidiary with an unrelated Person and

            (2) the Issuers deliver to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of each Issuer set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with clause
      (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of each Board of Directors and (b) with respect to any Affiliate

      Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion or appraisal as to the fairness to the Issuers or such Restricted Subsidiary of the Affiliate Transaction from a financial point of view, issued by an investment banking firm, appraisal firm or accounting firm, in each case of national standing.

            The foregoing limitation does not limit, and will not apply to:

            (I) any employment agreement entered into by the Issuers or any of their Restricted Subsidiaries in the ordinary course of business;

            (II) transactions between or among the Issuers and/or their Restricted Subsidiaries;

            (III) Restricted Payments that are permitted by Section 4.03 hereof;

            (IV) fees and compensation paid to members of the Boards of Directors of the Issuers and their Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

            (V) reasonable advances to employees for moving, entertainment and travel expenses, and similar expenditures in the ordinary course of business;

            (VI) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Issuers or any of their Restricted Subsidiaries, as determined by the Board of Directors of each Issuer or of any such Restricted Subsidiary, to the extent those fees and compensation are reasonable and customary;

            (VII) the MCI WorldCom Reseller Agreement as in effect on the date hereof;

            (VIII) any agreement similar to the MCI WorldCom Reseller Agreement entered into with any Affiliate of the Issuers or of their Restricted Subsidiaries on terms not more favorable to such party than the terms of the MCI WorldCom Reseller Agreement, as in effect immediately before the effective time of any such similar agreement;

            (IX) compliance by the Company with its obligations under the outstanding Series A1 Preferred Stock and Series A2 Preferred Stock, as the same exist on the date hereof;

            (X) the consummation of the Holding Company Reorganization;

            (XI) any sale or other issuance of Equity Interests, other than in respect of Disqualified Stock; or

            (XII) commercial, technical and similar agreements or transactions related to the provision of services by the Issuers or their Restricted Subsidiaries or related to the acquisition of goods and services by the Issuers or their Restricted Subsidiaries, in any case entered into in the ordinary course of business; provided, however, that the terms of such agreements or transactions are no less favorable to the Issuers than terms that would have been obtained in a comparable transaction by the Issuers or their Restricted Subsidiaries with an unrelated Person.

            SECTION 4.09. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided, however, that the Issuers and their Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if (1) the Issuers or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to the Sale and Leaseback Transaction pursuant to Section 4.04 hereof; (2) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of each Issuer and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of the Sale and Leaseback Transaction; and (3) the transfer of assets in the Sale and Leaseback Transaction is permitted by, and the Issuers apply the proceeds of the transaction in compliance with,
Section 4.07 hereof.

            SECTION 4.10. LIMITATION ON ISSUANCE OF GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES. The Issuers shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any of Indebtedness of the Issuers that ranks equally in right of payment with, or junior in right of payment to the Notes unless:

            (1) that Restricted Subsidiary simultaneously executes and delivers a Supplemental Indenture to the Indenture providing for a guarantee of the Notes on terms substantially similar to the guarantee of such Indebtedness, along with a notation relating to such guarantee in substantially the form of Exhibit E hereto, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness will be subordinated in right of payment to such Restricted Subsidiary's assumption, guarantee of other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes, and

            (2) that Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuers or any of their Restricted Subsidiaries as a result of any payment by such Restricted Subsidiary under its guarantee.

            Notwithstanding the foregoing, any guarantee by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon (a) any sale, exchange or transfer, to any Person not an Affiliate of the Issuers, of all of the Capital Stock of the Issuers and their Restricted Subsidiaries in, or all or substantially all of the assets of, such Restricted Subsidiary, which sale, exchange or transfer is not prohibited by the Indenture or this First Supplemental Indenture; provided, however, that the Person to which that Capital Stock is sold does not, directly or indirectly, guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Issuers as a result of or in connection with the sale, exchange or transfer, or (b) the release or discharge of the Indebtedness which resulted in the creation of that guarantee, except a discharge or release by or as a result of payment under such guarantee.

            SECTION 4.11. LIMITATION ON BUSINESS ACTIVITIES. The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Communications and Data Access Business, except to such extent as would not be material to the Issuers and their Restricted Subsidiaries taken as a whole.

            SECTION 4.12. LIMITATION ON ISSUANCE AND SALE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES. Other than in connection with the Holding Company Reorganization, the Issuers shall not sell, transfer, convey or otherwise dispose of and shall not permit any Restricted Subsidiary, directly or indirectly, to issue, sell, transfer, convey or otherwise dispose of any Equity Interests of such Restricted Subsidiary or any other Restricted Subsidiary to any Person, except:

            (1) to the Issuers or any of their Restricted Subsidiaries;

            (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of non-U.S. Restricted Subsidiaries to the extent required by law; and

            (3) issuances and sales of Equity Interests in respect of Common Stock of Restricted Subsidiaries effected in compliance with Section 4.07 hereof or in a transaction excluded from the definition of the term "Asset Sale"; provided, however, that, if, after giving effect to such issuance or sale, that Restricted Subsidiary would cease to be a Subsidiary of the Issuers, then the Issuers shall not effect, or permit their Restricted Subsidiary, to effect such issuance or sale unless any remaining Investment in such Person would have been permitted to be made (and shall be treated as a Restricted Investment) under Section 4.03 hereof, with the value of such remaining Investment to be determined in the manner prescribed by the last sentence of the first paragraph of Section 4.13 hereof.

            SECTION 4.13. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. For so long as no Default or Event of Default has occurred and is continuing, prior to a Holding Company Reorganization and subsequent to a Holding

Company Reorganization described in clause (1) of the definition thereof, the Board of Directors of the Company, and subsequent to a Holding Company Reorganization described in clause (2) of the definition thereof, the Board of Directors of Finance Sub, will be permitted to designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, however, that the Issuers could incur, immediately after that designation, $1.00 of Indebtedness under the Consolidated Leverage Ratio test set forth in the first paragraph of Section
4.04 hereof as though such designation had occurred at the beginning of the Reference Period. In the event that the Issuers designate a Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and their Restricted Subsidiaries, except to the extent repaid in cash, in the Restricted Subsidiary so designated will be deemed to be an Investment at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.03 hereof or otherwise available as a Permitted Investment, as applicable. All of these outstanding Investments will be valued at an amount equal to the greater of:

            (1) the fair market value of those Investments at the time of the designation; and

            (2) the original fair market value of those Investments at the time they were made.

            The Issuers shall only be permitted to designate a Restricted Subsidiary as an Unrestricted Subsidiary if the Restricted Payment or an equivalent Permitted Investment would be permitted at that time and if the Restricted Subsidiary otherwise would meet the definition of an Unrestricted Subsidiary.

            Any designation by the Board of Directors of the Company prior to a Holding Company Reorganization and subsequent to a Holding Company Reorganization described in clause (1) of the definition thereof, and any designation by the Board of Directors of Finance Sub subsequent to a Holding Company Reorganization described in clause (2) of the definition thereof, of a Restricted Subsidiary as an Unrestricted Subsidiary will be required to be evidenced by the filing with the Trustee of a certified copy of the Board Resolution giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and this First Supplemental Indenture and any Indebtedness of that Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of that date and, if the Indebtedness is not permitted to be Incurred as of that date under Section 4.04 hereof, the Issuers will be in default of such Section 4.04 hereof.

            Prior to a Holding Company Reorganization and subsequent to a Holding Company Reorganization described in clause (1) of the definition thereof, the Board of Directors of the Company, and subsequent to a Holding Company Reorganization described in clause (2) of the definition thereof, the Board of Directors of Finance Sub, will be permitted to at any time designate any Unrestricted Subsidiary to be a Restricted

Subsidiary; provided, however, that the designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation will only be permitted if (a) the Indebtedness is permitted under the first paragraph of
Section 4.04 hereof, and (b) no Default or Event of Default would be in existence immediately following such designation.

            SECTION 4.14. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuers to repurchase all or any part of such Holder's Notes pursuant to the Change of Control Offer described below at a purchase price in cash (the "Change of Control Payment") equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest to the Change of Control Payment Date.

            Within 10 days following any Change of Control, the Issuers shall mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes (the "Change of Control Offer") on the date specified in the notice, which will not be earlier than 30 days or later than 60 days from the date the notice is mailed (the "Change of Control Payment Date").

            On the Change of Control Payment Date, the Issuers shall, to the extent lawful: (a) accept for payment Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; (b) deposit with the Paying Agent an amount equal to the Change of Control Payment for all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof that accepted for payment.

            The Paying Agent promptly shall mail the Change of Control Payment due to the Holders accepted for purchase. The Trustee shall promptly authenticate and mail or cause to be transferred by book entry to the Holders a new Note equal in principal amount of any unpurchased portion of the Notes surrendered. In any event, each Note that is purchased and each new Note that issued will be in a principal amount of $1,000 or integral multiples thereof. The Issuers shall announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Change of Control provisions described in this Section 4.14 will be applicable whether or not any other provisions of the Indenture and this First Supplemental Indenture are applicable. Except as described in this Section 4.14, the Indenture and First Supplemental Indenture do not contain provisions that permit the Holders to require the Issuers to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

            The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and this Supplemental Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under that Change of Control Offer.

            The Issuers shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in the event that a Change of Control occurs and the Issuers are required to offer to repurchase the Notes under this Section 4.14. In the event of a conflict between complying with applicable laws and the provisions of the Indenture and this First Supplemental Indenture, the Issuers shall comply with applicable laws and shall not be deemed to have committed a Default or Event of Default as a result of so complying.

                                    ARTICLE 5

                                   SUCCESSORS

            SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS. The Issuers shall not, directly or indirectly, consolidate or merge with or into, whether or not an Issuer is the surviving corporation, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Issuers' properties or assets in one or more related transactions, to another Person unless

            (1) an Issuer is the surviving corporation or the Person formed by or surviving the consolidation or merger, if other than an Issuer, or to which the sale, assignment, transfer, conveyance or other disposition is made is organized under the laws of the United States or any state of the United States or the District of Columbia, the British Virgin Islands, Cayman Islands, The Netherlands, Ireland, Jersey or Luxembourg;

            (2) the Person formed by or surviving the consolidation or merger, if other than an Issuer, or the Person to which the sale, assignment, transfer, conveyance or other disposition is made assumes all of the Issuers' obligations under the Notes and the Indenture and this First Supplemental Indenture pursuant to a Supplemental Indenture in a form reasonably satisfactory to the Trustee;

            (3) immediately before and after the transaction no Default or Event of Default will have occurred;

            (4) in the event that the continuing Person is incorporated in a jurisdiction other than under the laws of the United States or any state of the United States or the District of Columbia: (a) the Issuers deliver to the Trustee an opinion of counsel stating that the obligations of the continuing person under the Indenture and this First Supplemental Indenture are enforceable under the laws of the new jurisdiction of its incorporation to the same extent as the Issuers' obligations under the Indenture and this First Supplemental Indenture immediately prior to the transaction;
      (b) the continuing Person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in the Indenture and this First Supplemental Indenture with respect to the Issuers; (c) the continuing Person agrees in writing to pay Additional Amounts with respect to any withholding tax imposed by the country of the continuing Person's organization or any political subdivision thereof, and such Additional Amounts will relate to any withholding tax whatsoever regardless of any change of law, subject to exceptions set forth below under Section 5.03 hereof; and (d) prior to a Holding Company Reorganization and subsequent to a Holding Company Reorganization described in clause (1) of the definition thereof, subsequent to a Holding Company Reorganization described in clause (2) of the definition thereof, the Board of Directors of the Company, determines in good faith that the transaction is not reasonably likely to have a material adverse effect on the Holders and a Board Resolution to that effect is delivered to the Trustee; and

            (5) except in the case of the Holding Company Reorganization, an Issuer or the Person formed by or surviving the consolidation or merger, if other than an Issuer, or to which the Issuers sell, assign, transfer, convey or otherwise dispose of all or substantially all their properties or assets, will, immediately after the transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of
      Section 4.04 hereof.

            In addition, the Issuers shall not, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person.

            Notwithstanding the foregoing provisions, nothing in this Section
5.01 shall prohibit the Issuers from completing the Holding Company Reorganization, provided that the completion of that transaction is solely for the purpose of effecting the Holding Company Reorganization and not for the purpose of circumventing any other provision of the Indenture or this First Supplemental Indenture.

            SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Issuers' assets in accordance with the foregoing provisions in which an Issuer is not the continuing obligor under the Notes and the Indenture and First Supplemental Indenture, the surviving entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuers under the Notes, Indenture and the First Supplemental Indenture with the same effect as if that successor had been named as an Issuer in the Notes, Indenture and First Supplemental Indenture. When a successor assumes all the obligations of its predecessor under the

Notes, Indenture and First Supplemental Indenture, the predecessor will be released from those obligations.

            SECTION 5.03. ADDITIONAL AMOUNTS. The Issuers shall pay to each Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on such Holder's Notes, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the country in which the continuing Person is organized or any political subdivision or taxing authority in that political subdivision or taxing authority, will not be less than the amount provided for in such Notes, then due and payable before any such tax, assessment or other governmental charge; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

      (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

            (i) the existence of any present or former connection between such Holder (or between a fiduciary, settler, beneficiary, member, partner or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the country in which the Issuers are organized, including, without limitation, such Holder (or such fiduciary, settler, beneficiary, member, partner, shareholder or possessor) being or having been a citizen or resident of the country in which the Issuers are organized or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein or making or having made an election the effect of which is to subject such Holder or beneficial owner (or such fiduciary, settler, beneficiary, member, partner, shareholder or possessor) to such tax assessment or other governmental charge;

            (ii) the failure of such Holder or beneficial owner of a Note to comply with any requirement under income tax treaties, statutes and regulations or administrative practice of the country in which the Issuers are organized, to establish entitlement to exemption from or reduction of such tax, assessment or other governmental charge; or

            (iii) such Holder's present or former status as a personal holding company or foreign personal holding company with respect to the United States, a controlled foreign corporation or a passive foreign investment company for United States tax purposes or a corporation that accumulates earnings to avoid United States federal income tax;

      (b) any tax, assessment or other governmental charge which would not been so imposed but for the presentation by the Holder of such Note for payment on a date more than 10 days after the date on which such payment becomes due and payable or a date on which payment thereof is duly provided for and notice is given to Holders, whichever occurs later;

      (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

      (d) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Note;

      (e) any tax, assessment or other governmental charge which is payable by a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a foreign or fiduciary partnership, but only to the extent that a beneficial owner, settler with respect to such fiduciary or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficial owner or member received directly its beneficial or distributive share of the payment;

      (f) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

      (g)   any combination of items (a) through (f) above.

            For the purposes of the foregoing, the holding of or the receipt of any payment with respect to a Note will not constitute a connection between the Holder (or between a fiduciary, settler, beneficiary, member, partner or shareholder of, or a person having a power over, such Holder if such Holder is an estate, a trust, a partnership or a corporation) and the country in which the Issuers are organized.

            Except as specifically provided herein, the Issuers shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

            References in the Indenture and this First Supplemental Indenture to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under this provision.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

            SECTION 6.01. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" for purposes of the Indenture and this First Supplemental Indenture:

            (1) default in the payment of interest on the Notes when due and payable and, other than with respect to the first four scheduled interest payments on the Notes, continuance of such default for a period of 30 days;

            (2) default in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Issuers of any of their obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Issuers for any reason which in any one case or in the aggregate results in a material impairment of the rights intended to be afforded thereby;

            (3) default when due in the payment of principal of, or premium, if any, on any Note;

            (4) failure by the Issuers or any of their Restricted Subsidiaries for 30 days after written notice to them by the Trustee or by the Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with the provisions of Section 4.03, 4.04, 4.07 or 4.14 hereof;

            (5) failure by the Issuers or any of their Restricted Subsidiaries to perform or comply with the provisions of Section 5.01 hereof or of the Indenture;

            (6) failure by the Issuers or any of their Restricted Subsidiaries for 60 days after written notice to them by the Trustee or by the Holders of at least 25% in aggregate principal amount of the outstanding Notes to comply with any other covenant set forth in the Notes, Indenture or this First Supplemental Indenture;

            (7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any of their Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary), or the payment of which is guaranteed by the Issuers or any of their Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary), whether that Indebtedness or guarantee now exists or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on that Indebtedness prior to the expiration of the grace period provided in that Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of that Indebtedness prior to its express maturity, and, in each case, if the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

            (8) failure by the Issuers or any of their Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $10.0 million, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired.

            (9) an Issuer or any Significant Subsidiaries of an Issuer (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary):

            (a) commences a voluntary case under any Bankruptcy Law;

            (b) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law now or hereafter in effect;

            (c) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary of an Issuer (or group of Restricted Subsidiaries that if treated as a single Subsidiary would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of an Issuer or any of its Significant Subsidiaries (or group of Restricted Subsidiaries that if treated as a single Subsidiary would constitute a Significant Subsidiary); or

            (d) effects a general assignment for the benefit of its creditors;
            or

            (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law for:

            (a) relief in respect of an Issuer or any Significant Subsidiary of an Issuer (or group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) in an involuntary case under any Bankruptcy Law now or hereafter in effect;

            (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary of an Issuer (or group of Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that if treated as a single subsidiary would constitute a Significant Subsidiary); or

            (c) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary);

and, in each case, the order or decree remains unstayed and in effect for a period of 60 consecutive days.

            SECTION 6.02. ACCELERATION. If an Event of Default, other than an Event of Default specified in clause (9) or (10) above, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers, and to the Trustee if such notice is given by the Holders, may, and the Trustee at the request of such Holders shall, declare, the principal of, premium, if any, and accrued but unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued and unpaid interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (7) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuers and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period. If an Event of Default specified in clause (9) or
(10) above occurs, the principal of, premium, if any, and accrued and unpaid interest on the Notes then outstanding will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes as to which the acceleration has occurred, by written notice to the Issuers and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if, among other things,
(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued and unpaid interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission, in the opinion of counsel, would not conflict with any judgment or decree of a court of competent jurisdiction.

            Notwithstanding the foregoing, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders.

                                    ARTICLE 7

                                INTEREST RESERVE

            SECTION 7.01. INTEREST RESERVE; SECURITY. The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other obligations of the Issuers and any Guarantors to the Holders of Notes or the Trustee under the Indenture, this First Supplemental Indenture, the Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be secured by the Pledged Securities, as provided in the Pledge Agreement which the Issuers and the Guarantor have entered into simultaneously with the execution of this First Supplemental Indenture for the benefit of the Holders of Notes. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Guarantor shall deliver to the Trustee copies of all documents executed pursuant to the Indenture, this First Supplemental Indenture and the Pledge Agreement and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this First Supplemental Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein and therein expressed. The Issuers shall take, or shall cause their Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Issuers hereunder, a valid and enforceable perfected Lien on the Pledged Securities, subject to Liens permitted by the Pledge Agreement.

            SECTION 7.02. RECORDING AND OPINIONS. The Issuers and the Guarantor will cause the Pledge Agreement and any financing statements, and all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Lien securing the obligations under the Notes and the Note Guarantees pursuant to the Pledge Agreement.

            The Issuers and any other obligor shall furnish to the Trustee:

            (a) promptly after the execution and delivery of this First Supplemental Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, the Indenture, this First Supplemental Indenture, the Pledge Agreement and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created by the Pledge Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Pledge Agreement effective as intended by such Pledge Agreement; and

            (b) within 30 days after February 15, in each year beginning with the year 2001 and ending on the date on which the fourth scheduled interest payment is made, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of the Indenture, this First Supplemental Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this First Supplemental Indenture and the Pledge Agreement until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel, if any, is required to be rendered pursuant to this paragraph.

            (c) The Issuers shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

            SECTION 7.03. RELEASE OF THE PLEDGED SECURITIES.

            (a) Subject to subsections (b), (c) and (d) of this Section 7.03, Pledged Securities may be released from the Lien and security interest created by the Indenture, this First Supplemental Indenture and the Pledge Agreement at any time or from time to time upon the request of the Issuers pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under the Pledge Agreement have been met and specifying
(i) the identity of the Pledged Securities to be released and (ii) the provision of this First Supplemental Indenture which authorizes such release. The Trustee shall release (at the sole cost and expense of the Issuers) (i) all Pledged Securities (except as provided in Article 8 of the Indenture and, in particular, the funds in the trust fund described in Section 8.04 thereof) upon discharge or defeasance of this First Supplemental Indenture in accordance with Article 8 thereof; (ii) all Pledged Securities upon the payment in full of all obligations of the Issuers with respect to the Notes; and (iii) Pledged Securities that are expressly required to be released by the Pledge agreement. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Securities permitted to be released pursuant to this First Supplemental Indenture or the Pledge Agreement. The Trustee is hereby authorized and shall, from time to time upon request of the Issuers, execute and deliver UCC-3 partial release or termination statements and such other documents evidencing release of Pledged Securities available for release pursuant to clauses (i) through (iii) above.

            (b) Except pursuant to Section 7.03(a), no Pledged Securities shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Trustee the certificate required by this Section 7.03.

            (c) The Trustee may release Pledged Securities from the Lien and security interest created by the Indenture, this First Supplemental Indenture and the Pledge Agreement upon the sale or disposition of Pledged Securities pursuant to the Trustee's powers, rights and duties with respect to remedies provided under the Pledge Agreement.

            (d) The release of any Pledged Securities from the terms of the Indenture, this First Supplemental Indenture and the Pledge Agreement shall not be deemed to impair the security under this First Supplemental Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to the terms hereof. To the extent applicable, the Issuers shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be satisfied. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of each Issuer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

            SECTION 7.04. CERTIFICATES OF THE ISSUERS. The Issuers shall furnish to the Trustee, prior to each proposed release of Pledged Securities pursuant to the Pledge Agreement (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Company, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA
Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and
7.02 of the Indenture, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

            SECTION 7.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT. Subject to the provisions of Section 7.01 and 7.02 of the Indenture, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder, including but not limited to the appointment and approval of collateral agents and the appointment and approval of an insurance trustee. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Securities by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

            SECTION 7.06. TRUSTEE'S DUTIES. The powers and duties conferred upon the Trustee by this Article 7 are solely to protect the Pledged Securities and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this First Supplemental Indenture. The Trustee shall be under no duty to either Issuer or any Guarantor whatsoever to make or give any presentment, demand for performance, notice or nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Pledged Securities, or to take any steps necessary to preserve this First Supplemental Indenture. The Trustee shall not be liable to either Issuer or any Guarantor for failure to collect or realize upon any or all of the Pledged Securities, or for any delay in doing so, nor shall the Trustee be under any duty to either Issuer or any Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to either Issuer, the Guarantor or any Holder to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens in, or the Trustee's rights in or to, any of the Pledged Securities.

            SECTION 7.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT. Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Pledged Securities, in addition to the other rights and remedies provided for herein, in the Pledge Agreement or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Pledged Securities as set forth herein, without notice to the Issuers, except as specified below, sell the Pledged Securities or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        Any cash that is Pledged Securities held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Securities shall be applied (unless otherwise provided for in the Pledge Agreement and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section 6.05 of the Indenture, (i) against the obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Pledged Securities or (iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Issuers or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

            SECTION 7.08. TERMINATION OF SECURITY INTEREST. Upon the payment in full of all interest payable on the first four scheduled interest payment dates, the Trustee shall (at the request of the Issuers accompanied by (i) an Officers' Certificate of each of the Issuers to the Trustee stating that such interest payments have been paid in full, and (ii) instructions from the Issuers to the Trustee to release the Liens pursuant to this First Supplemental Indenture and the Pledge Agreement) release the Liens securing the Pledged Securities.

            SECTION 7.09. COOPERATION OF TRUSTEE. In the event the Issuers or any Guarantor pledge or grant a security interest in additional Pledged Securities, the Trustee shall cooperate with the Issuers or such Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Pledged Securities to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Pledge Agreement. Subject to, and in accordance with the requirements of this Article 7 and the terms of the Pledge Agreement, in the event that the Issuers or any Guarantor engages in any transaction pursuant to
Section 7.03 hereof, the Trustee shall cooperate with the Issuers or such Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuers, including by delivering and releasing the Pledged Securities in a prompt and reasonable manner.

            SECTION 7.10. COLLATERAL AGENT. The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Pledge Agreement or one or more Credit Facilities or which are specified in the Pledge

Agreement or such Credit Facilities, including without limitation, the right to hold any Pledged Securities in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under one or more Credit Facilities to confirm the rights and obligations of the parties under such Credit Facilities.

                                    ARTICLE 8

                                 NOTE GUARANTEES

            SECTION 8.01. GUARANTEES. Subject to this Article 8, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, this First Supplemental Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            Each Guarantor hereby agrees that its obligations with regard to this Note Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Issuers under the Indenture, this First Supplemental Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers or any other obligor with respect to the Indenture, this First Supplemental Indenture, the Notes or the obligations of the Issuers under the Indenture, this First Supplemental Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Issuers (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to (1) proceed against the Issuers, any other guarantor (including any other Guarantor) of the obligations under the Note Guarantees or any other Person, (2) proceed against or exhaust any security held from the Issuers, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Issuers or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuers including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Note Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full of the obligations under the Note Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the obligations under the Note Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Note Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Note Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Note Guarantees or any agreement related thereto, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Note Guarantees. Except as set forth in Section 8.06 hereof, each Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in its Note Guarantee, the Indenture and this First Supplemental Indenture.

            If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and
(y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

            SECTION 8.02. ADDITIONAL GUARANTEES. If any Restricted Subsidiary becomes obligated pursuant to Section 4.10 hereof, then the Issuers shall cause any such Restricted Subsidiary to, within five Business Days of the date on which any such Restricted Subsidiary became so obligated, (a) execute and deliver to the Trustee a Supplemental Indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior unsecured basis, all of the Issuers' obligations under the Notes, the Indenture and this First Supplemental Indenture on the terms set forth herein and therein and (b) deliver to the Trustee an Opinion of Counsel that, subject to customary assumptions and exclusions, such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary. Any Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless (i) designated an Unrestricted Subsidiary by the Issuers in accordance with this First Supplemental Indenture; (ii) is otherwise released from its obligations as a Guarantor pursuant to Section 8.06 hereof; or (iii) the circumstances giving rise to the obligation to provide a guarantee under
Section 4.10 hereof no longer exist.

            SECTION 8.03. LIMITATION ON GUARANTOR LIABILITY. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 8 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 8, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

            SECTION 8.04. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

            To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

            Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

            If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

            SECTION 8.05. MERGER AND CONSOLIDATION OF GUARANTORS. Except as otherwise provided in Section 8.06 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

            (a) subject to Section 8.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or an Issuer) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, this First Supplemental Indenture, and the Note Guarantee on the terms set forth herein or therein; and

            (b) the Guarantor complies with the requirements of Article 5 hereof.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture, this First Supplemental Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this First Supplemental Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

            Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.

            SECTION 8.06. RELEASE. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Issuers, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.07 hereof. Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture and this First Supplemental Indenture, including without limitation Section 4.07 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

            Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture and this First Supplemental Indenture as provided in this Article 8.

                                  ARTICLE 9

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 9.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Issuers may, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Nine. The provisions of this Article 9 shall modify and replace in their entirety the corresponding provisions of Article 8 of the Indenture.

            SECTION 9.02. LEGAL DEFEASANCE AND DISCHARGE. Upon the Issuers' exercise under Section 9.01 hereof of the option applicable to this Section 9.02 hereof, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this First Supplemental Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this First Supplemental Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article 2 of the Indenture, Article 2 of this First Supplemental Indenture and Section 4.02 of the Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Nine. Subject to compliance with this Article Nine, the Issuers may exercise their option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

            SECTION 9.03. COVENANT DEFEASANCE. Upon the Issuers' exercise under
Section 9.01 hereof of the option applicable to this Section 9.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 4.01, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13
and 4.14, hereof, and the operation of Section 5.01(5) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section
9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this First Supplemental Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 9.01 hereof of the option applicable to this Section 9.03 hereof, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(4) through 6.01(8) hereof shall not constitute Events of Default.

            SECTION 9.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 9.02 or
9.03 hereof to the outstanding Notes. In order to exercise either Legal Defeasance or Covenant Defeasance:

      (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

      (b) in the case of an election under Section 9.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this First Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (c) in the case of an election under Section 9.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (d) no Default or Event of Default shall occur and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of such funds to be applied to the deposit, or insofar as an Event of Default shall occur under Sections 6.01(9) or 6.01(10) hereof at any time in the period ending on the 123rd day after the date of deposit;

      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and this First Supplemental Indenture) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries are bound;

      (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 123rd day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

      (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

      (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been satisfied.

            SECTION 9.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST, OTHER MISCELLANEOUS PROVISIONS.: Subject to Section 9.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the "Trustee") pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this First Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

            SECTION 9.06. REPAYMENT TO ISSUERS. Any money deposited with the Trustee or any Paying Agent, or then held by Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

            SECTION 9.07. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this First Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 10

                                  MISCELLANEOUS

            SECTION 10.08. RATIFICATION OF INDENTURE. Except as expressly supplemented, modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

            SECTION 10.09. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 10.10. COUNTERPART ORIGINALS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of February 7, 2000

                                        METRICOM, INC.

                                        By:   /s/ Timothy A. Dreisbach
                                              ----------------------------------
                                              Name: Timothy A. Dreisbach
                                              Title: President and CEO


                                        METRICOM FINANCE, INC.

                                        By:   /s/ Timothy A. Dreisbach
                                              ----------------------------------
                                              Name: Timothy A. Dreisbach
                                              Title: President and CEO


                                        BANK ONE TRUST COMPANY, N.A., AS TRUSTEE

                                        By:   /s/ Donna Fanning
                                              ----------------------------------
                                              Name: Donna Fanning


                                       E-1